Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces First Quarter 2021 Financial Results
FIRST QUARTER 2021 HIGHLIGHTS
•Revenues were $203.2 million in Q1 2021 compared to $222.6 million in Q1 2020.
•Net income from continuing operations was $5.4 million in Q1 2021 compared to net loss from continuing operations, which includes non-cash pretax goodwill impairment charges of $59.8 million related to the company's Business Advisory segment, of $42.3 million in Q1 2020.
•Adjusted EBITDA(7), a non-GAAP measure, was $16.5 million in Q1 2021 compared to $19.0 million in Q1 2020.
•Diluted earnings per share from continuing operations was $0.24 in Q1 2021 compared to diluted loss per share from continuing operations of $1.94 in Q1 2020.
•Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, was $0.35 in Q1 2021 compared to $0.44 in Q1 2020.
•Huron updates its previous earnings guidance range for full year 2021, including revenue expectations in a range of $850.0 million to $900.0 million.
CHICAGO - May 4, 2021 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the first quarter ended March 31, 2021.
“Our first quarter financial results were in line with our expectations as we saw signs of recovery in our healthcare and education businesses and continued momentum in the business advisory segment. Increases in our sales pipeline and the pace of signings in our healthcare and education businesses, in particular, give us confidence to raise and narrow our full year guidance,” said James H. Roth, chief executive officer, Huron. “We continue to invest in our business to achieve our strategic growth objectives, including managed services, technology and analytics. The disruption facing our clients and primary end markets is substantial, stemming from the impacts of the COVID-19 pandemic as well as the rapidly evolving competitive landscape, and we believe this disruption creates significant opportunities for long-term growth for Huron.”

COVID-19 IMPACT
The worldwide spread of the coronavirus (COVID-19) has created significant volatility, uncertainty and disruption to the global economy. The company continues to closely monitor the impact of the pandemic on all aspects of its business, including how it will impact its clients, employees and business partners. In 2020, some clients reprioritized and delayed projects as a result of the pandemic. This negatively impacted demand for certain services, primarily in the company's Healthcare and Education segments. Conversely, the pandemic strengthened demand for cloud-based technology and analytics solutions and certain services provided to organizations in transition within the company's Business Advisory segment.
In most of 2020 and the first quarter of 2021, the pandemic continued to negatively impact sales and elongate the sales cycle for new opportunities for certain services, particularly within the company's Healthcare and Education segments. Given the uncertainties around the duration of the COVID-19 pandemic, the company continues to remain cautious about revenue growth for the first half of 2021 compared to the first half of 2020, which is contemplated in the 2021 guidance provided.
FIRST QUARTER 2021 RESULTS FROM CONTINUING OPERATIONS
Revenues were $203.2 million for the first quarter of 2021, compared to $222.6 million for the first quarter of 2020.
Net income from continuing operations was $5.4 million for the first quarter of 2021 compared to net loss from continuing operations of $42.3 million for the same quarter last year. Diluted earnings per share from continuing operations was $0.24 for the first quarter of 2021 compared to diluted loss per share from continuing operations of $1.94 for the first quarter of 2020. Results for the first three months of 2020 reflect non-cash pretax charges totaling $59.8 million to reduce the carrying value of goodwill in the company's Strategy and Innovation and Life Sciences reporting units within the Business Advisory segment.
First quarter 2021 earnings before interest, taxes, depreciation and amortization ("EBITDA")(7) was $15.2 million compared to loss before interest, taxes, depreciation and amortization of $43.7 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended March 31,
	2021	2020
Amortization of intangible assets	$2,399	$3,209
Restructuring and other charges	$628	$2,458
Litigation and other losses (gains)	$42	$(150)
Goodwill impairment charges	$—	$59,816
Loss on sale of business	$—	$102
Transaction-related expenses	$170	$—
Tax effect of adjustments	$(858)	$(13,409)
Foreign currency transaction losses, net	$403	$520
Adjusted EBITDA(7) was $16.5 million, or 8.1% of revenues, in the first quarter of 2021, compared to $19.0 million, or 8.5% of revenues, in the same prior year period. Adjusted net income from continuing operations(7) was $7.8 million, or $0.35 per diluted share, for the first quarter of 2021, compared to $9.8 million, or $0.44 per diluted share, for the same prior year period.
The average number of billable consultants(2) increased 1.5% to 2,633 in the first quarter of 2021 from 2,595 in the same quarter last year. Billable consultant utilization rate(3) was 68.8% during the first quarter of 2021 compared to 72.9% during the same period last year. Average billing rate per hour for our billable consultants(4) was $205 for the first quarter of 2021 compared to $204 for the same prior year period. The average number of full-time equivalent professionals(6) was 328 in the first quarter of 2021 compared to 358 for the same period in 2020.

Healthcare Group Hiring
On April 5, 2021, Huron hired approximately 300 full-time equivalent professionals within its Healthcare operating segment. These additional professionals will expand the company's capacity to provide revenue cycle billing, collections, insurance verification and charge integrity services to its healthcare clients. These professionals will serve new and existing clients in our Healthcare managed services solution, including serving under a short-term contract with an existing client which we entered into in connection with this group hire. The hiring of these professionals is not significant to the company's consolidated financial statements.
OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s first quarter 2021 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (39%); Business Advisory (36%); and Education (25%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended March 31, 2021.
OUTLOOK FOR 2021
Based on currently available information, the company is updating guidance for full year 2021 revenues before reimbursable expenses in a range of $850.0 million to $900.0 million. The company anticipates adjusted EBITDA as a percentage of revenues in a range of 10.8% to 11.8% and non-GAAP adjusted diluted earnings per share in a range of $2.35 to $2.75.
Management will provide a more detailed discussion of its outlook during the company's earnings conference call webcast.
FIRST QUARTER 2021 WEBCAST
The company will host a webcast to discuss its financial results today, May 4, 2021, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(7)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and non-GAAP adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items are not provided. Management is unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global consultancy that collaborates with clients to drive strategic growth, ignite innovation and navigate constant change. Through a combination of strategy, expertise and creativity, we help clients accelerate operational, digital and cultural transformation, enabling the change they need to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the impact of the COVID-19 pandemic on the economy, our clients and client demand for our services, and our ability to sell and provide services, including the measures taken by governmental authorities and businesses in response to the pandemic, which may cause or contribute to other risks and uncertainties that we face; failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2020 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues and reimbursable expenses:
Revenues	$203,213	$222,619
Reimbursable expenses	1,934	19,303
Total revenues and reimbursable expenses	205,147	241,922
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	148,115	156,248
Amortization of intangible assets and software development costs	925	1,301
Reimbursable expenses	2,003	19,389
Total direct costs and reimbursable expenses	151,043	176,938
Operating expenses and other losses (gains), net:
Selling, general and administrative expenses	39,766	43,446
Restructuring charges	628	1,609
Litigation and other losses (gains)	42	(150)
Depreciation and amortization	5,428	6,114
Goodwill impairment charges	—	59,816
Total operating expenses and other losses (gains), net	45,864	110,835
Operating income (loss)	8,240	(45,851)
Other income (expense), net:
Interest expense, net of interest income	(1,719)	(2,341)
Other income (expense), net	420	(5,296)
Total other expense, net	(1,299)	(7,637)
Income (loss) from continuing operations before taxes	6,941	(53,488)
Income tax expense (benefit)	1,536	(11,215)
Net income (loss) from continuing operations	5,405	(42,273)
Loss from discontinued operations, net of tax	—	(35)
Net income (loss)	$5,405	$(42,308)
Net earnings (loss) per basic share:
Net income (loss) from continuing operations	$0.25	$(1.94)
Loss from discontinued operations, net of tax	—	—
Net income (loss)	$0.25	$(1.94)
Net earnings (loss) per diluted share:
Net income (loss) from continuing operations	$0.24	$(1.94)
Loss from discontinued operations, net of tax	—	—
Net income (loss)	$0.24	$(1.94)
Weighted average shares used in calculating earnings (loss) per share:
Basic	21,932	21,827
Diluted	22,341	21,827
Comprehensive income:
Net income (loss)	$5,405	$(42,308)
Foreign currency translation adjustments, net of tax	400	(779)
Unrealized loss on investment, net of tax	(4,648)	(258)
Unrealized gain (loss) on cash flow hedging instruments, net of tax	1,429	(1,685)
Other comprehensive loss	(2,819)	(2,722)
Comprehensive income (loss)	$2,586	$(45,030)

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$21,623	$67,177
Receivables from clients, net	87,146	87,687
Unbilled services, net	77,080	53,959
Income tax receivable	4,403	5,121
Prepaid expenses and other current assets	14,964	16,569
Total current assets	205,216	230,513
Property and equipment, net	29,710	29,093
Deferred income taxes, net	5,303	4,191
Long-term investments	64,703	71,030
Operating lease right-of-use assets	38,207	39,360
Other non-current assets	62,819	62,068
Intangible assets, net	21,232	20,483
Goodwill	597,552	594,237
Total assets	$1,024,742	$1,050,975
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,156	$648
Accrued expenses and other current liabilities	16,302	14,874
Accrued payroll and related benefits	56,811	133,830
Current maturities of long-term debt	548	499
Current maturities of operating lease liabilities	9,671	8,771
Deferred revenues	18,686	28,247
Total current liabilities	110,174	186,869
Non-current liabilities:
Deferred compensation and other liabilities	43,947	45,361
Accrued contingent consideration for business acquisitions	1,812	1,770
Long-term debt, net of current portion	267,642	202,780
Operating lease liabilities, net of current portion	59,730	61,825
Deferred income taxes, net	434	428
Total non-current liabilities	373,565	312,164
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,294,954 and 25,346,916 shares issued at March 31, 2021 and December 31, 2020, respectively	247	246
Treasury stock, at cost, 2,422,227 and 2,584,119 shares at March 31, 2021 and December 31, 2020, respectively	(134,611)	(129,886)
Additional paid-in capital	445,711	454,512
Retained earnings	219,414	214,009
Accumulated other comprehensive income	10,242	13,061
Total stockholders’ equity	541,003	551,942
Total liabilities and stockholders’ equity	$1,024,742	$1,050,975

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$5,405	$(42,308)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	6,567	7,415
Non-cash lease expense	1,693	1,938
Share-based compensation	5,625	8,504
Amortization of debt discount and issuance costs	198	198
Goodwill impairment charges	—	59,816
Allowances for doubtful accounts	—	21
Deferred income taxes	—	(14,016)
Loss on sale of business	—	102
Change in fair value of contingent consideration liabilities	42	—
Changes in operating assets and liabilities, net of acquisition and divestiture:
(Increase) decrease in receivables from clients, net	1,178	11,698
(Increase) decrease in unbilled services, net	(23,086)	(9,138)
(Increase) decrease in current income tax receivable / payable, net	573	2,332
(Increase) decrease in other assets	327	4,304
Increase (decrease) in accounts payable and other liabilities	2,566	(3,708)
Increase (decrease) in accrued payroll and related benefits	(74,273)	(84,910)
Increase (decrease) in deferred revenues	(9,569)	1,606
Net cash used in operating activities	(82,754)	(56,146)
Cash flows from investing activities:
Purchases of property and equipment, net	(637)	(1,001)
Purchases of investment securities	—	(13,000)
Investment in life insurance policies	—	(1,472)
Purchases of businesses	(6,000)	—
Capitalization of internally developed software costs	(1,400)	(2,922)
Net cash used in investing activities	(8,037)	(18,395)
Cash flows from financing activities:
Proceeds from exercise of stock options	174	468
Shares redeemed for employee tax withholdings	(8,503)	(7,133)
Share repurchases	(11,454)	(22,115)
Proceeds from bank borrowings	89,000	281,000
Repayments of bank borrowings	(24,135)	(38,131)
Net cash provided by financing activities	45,082	214,089
Effect of exchange rate changes on cash	155	(143)
Net increase (decrease) in cash and cash equivalents	(45,554)	139,405
Cash and cash equivalents at beginning of the period	67,177	11,604
Cash and cash equivalents at end of the period	$21,623	$151,009

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended March 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2021	2020
Healthcare:
Revenues	$79,722	$95,578	(16.6)%
Operating income	$20,484	$24,050	(14.8)%
Segment operating income as a percentage of segment revenues	25.7%	25.2%
Business Advisory:
Revenues	$72,867	$64,905	12.3%
Operating income	$13,077	$9,842	32.9%
Segment operating income as a percentage of segment revenues	17.9%	15.2%
Education:
Revenues	$50,624	$62,136	(18.5)%
Operating income	$8,653	$13,116	(34.0)%
Segment operating income as a percentage of segment revenues	17.1%	21.1%
Total Company:
Revenues	$203,213	$222,619	(8.7)%
Reimbursable expenses	1,934	19,303	(90.0)%
Total revenues and reimbursable expenses	$205,147	$241,922	(15.2)%
Statements of Operations reconciliation:
Segment operating income	$42,214	$47,008	(10.2)%
Items not allocated at the segment level:
Other operating expenses	28,837	27,146	6.2%
Litigation and other losses	42	(150)	N/M
Depreciation and amortization	5,095	6,047	(15.7)%
Goodwill impairment charges(1)	—	59,816	N/M
Total operating income (loss)	8,240	(45,851)	N/M
Other expense, net	(1,299)	(7,637)	N/M
Income (loss) from continuing operations before taxes	$6,941	$(53,488)	N/M
Other Operating Data:
Number of billable consultants (at period end) (2):
Healthcare	821	892	(8.0)%
Business Advisory	1,107	916	20.9%
Education	726	791	(8.2)%
Total	2,654	2,599	2.1%
Average number of billable consultants (for the period) (2):
Healthcare	822	897
Business Advisory	1,080	920
Education	731	778
Total	2,633	2,595

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended March 31,
Other Operating Data (continued):	2021	2020
Billable consultant utilization rate (3):
Healthcare	67.9%	71.6%
Business Advisory	68.7%	71.5%
Education	70.1%	76.2%
Total	68.8%	72.9%
Billable consultant average billing rate per hour (4):
Healthcare	$236	$228
Business Advisory (5)	$203	$198
Education	$174	$188
Total (5)	$205	$204
Revenue per billable consultant (in thousands):
Healthcare	$73	$73
Business Advisory	$63	$67
Education	$59	$69
Total	$65	$70
Average number of full-time equivalents (for the period) (6):
Healthcare	258	278
Business Advisory	34	20
Education	36	60
Total	328	358
Revenue per full-time equivalent (in thousands):
Healthcare	$78	$108
Business Advisory	$89	$149
Education	$227	$144
Total	$95	$117

(1)The non-cash goodwill impairment charges are not allocated at the segment level because the underlying goodwill asset is reflective of our corporate investment in the segments. We do not include the impact of goodwill impairment charges in our evaluation of segment performance.
(2)Consists of our consulting professionals who provide consulting services and generate revenues based on the number of hours worked.
(3)Utilization rate for billable consultants is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(4)Average billing rate per hour for our billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(5)The Business Advisory segment includes operations of Huron Eurasia India. Absent the impact of Huron Eurasia India, the average billing rate per hour for the Business Advisory segment would have been $221 and $224 for the three months ended March 31, 2021 and 2020, respectively.
Absent the impact of Huron Eurasia India, Huron's consolidated average billing rate per hour would have been $212 and $213 for the three months ended March 31, 2021 and 2020, respectively.
(6)Consists of coaches and their support staff within the Culture and Organizational Excellence solution, consultants who work variable schedules as needed by clients, employees who provide managed services in our Healthcare segment, and full-time employees who provide software support and maintenance services to clients.
N/M - Not Meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues	$203,213	$222,619
Net income (loss) from continuing operations	$5,405	$(42,273)
Add back:
Income tax expense (benefit)	1,536	(11,215)
Interest expense, net of interest income	1,719	2,341
Depreciation and amortization	6,551	7,415
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) (7)	15,211	(43,732)
Add back:
Restructuring and other charges	628	2,458
Litigation and other losses (gains)	42	(150)
Goodwill impairment charges	—	59,816
Loss on sale of business	—	102
Transaction-related expenses	170	—
Foreign currency transaction losses (gains), net	403	520
Adjusted EBITDA (7)	$16,454	$19,014
Adjusted EBITDA as a percentage of revenues (7)	8.1%	8.5%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net income (loss) from continuing operations	$5,405	$(42,273)
Weighted average shares - diluted	22,341	21,827
Diluted earnings (loss) per share from continuing operations	$0.24	$(1.94)
Add back:
Amortization of intangible assets	2,399	3,209
Restructuring and other charges	628	2,458
Litigation and other losses (gains)	42	(150)
Goodwill impairment charges	—	59,816
Loss on sale of business	—	102
Transaction-related expenses	170	—
Tax effect of adjustments	(858)	(13,409)
Total adjustments, net of tax	2,381	52,026
Adjusted net income from continuing operations (7)	$7,786	$9,753
Adjusted weighted average shares - diluted (8)	22,341	22,329
Adjusted diluted earnings per share from continuing operations (7)	$0.35	$0.44

(7)    In evaluating the company’s financial performance and outlook, management uses earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(8)    As the company reported a net loss for the three months ended March 31, 2020, GAAP diluted weighted average shares outstanding equals the basic weighted average shares outstanding for that period. The non-GAAP adjustments resulted in adjusted net income from continuing operations for the three months ended March 31, 2020. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding.